GENERAL RELEASE, by DAVID W. SEARFOSS (the "Executive") in favor of THE PHOENIX COMPANIES, INC. (the "Company").


               1. The Executive knowingly and voluntarily waives, terminates, cancels and releases forever whatever rights, claims or causes of action he (or his heirs, executors, administrators, successors, assigns and legal representatives) may have or may yet have against the Company and any of its subsidiaries or affiliates, and each of their respective predecessors, successors or assigns, present and former directors, officers, employees, shareholders, attorneys and agents, whether known or unknown, based upon any matter, cause or thing occurring at any time before and including the Effective Date.


               2. Paragraph 1 includes, but is not limited to, all claims under federal, state or local law or the national or local law of any other country (statutory or decisional) for breach of contract, for tort, for wrongful or abusive or unfair discharge or dismissal, for impairment of economic opportunity or for defamation, for intentional infliction of emotional distress, or for discrimination based upon race, color, ethnicity, sex, age, national origin, religion, disability, sexual orientation or any other unlawful criterion or circumstance. Such released rights and claims include, but are not limited to, all rights or claims under the Age Discrimination in Employment Act of 1967 ("ADEA") (except that the Executive does not waive ADEA rights or claims that may arise after the date of this Agreement).


               3. The Executive affirms that, prior to the execution of this General Release, the Executive was advised to consult with an attorney of his choice concerning the terms and conditions of this General Release and that he has been given up to 21 days to consider signing this General Release. The Executive understands that he has seven days following his signing to revoke and cancel this General Release, and the terms and conditions of this General Release will not become effective or enforceable until the revocation period has expired (the "Effective Date"). The Executive agrees that a revocation will only be effective if he furnishes written notice to the Company's Director of Human Resources within such seven-day period.


               4. Notwithstanding any term of this General Release, this General Release will not terminate, cancel or release the obligation of The Phoenix Life Insurance Company to make the payment, pursuant to the attached schedule, under the Employment Letter of Agreement, dated December 20, 2000 (as clarified on September 5, 2002), which payment will be made promptly after the Effective Date.



September 5, 2002

                                                  /s/ David W. Searfoss
                                                 -------------------------------
                                                 David W. Searfoss

           SCHEDULE ATTACHED TO GENERAL RELEASE FOR DAVID W. SEARFOSS


ANALYSIS OF FINANCIAL IMPACT OF EMPLOYMENT AGREEMENTS*
DAVE SEARFOSS

CHANGE IN CONTROL AGREEMENT

2 1/2 times Salary                                                     1,125,000
(Section 4 (a)(I)(B))

2 1/2 times highest MIP                                                1,025,000
(Section 4 (a)(I)(B))

Current LTI vesting                                                    2,705,400
(Section 4 (a)(I)(C))

2 1/2 additional years for retirement benefits**                       1,637,689
(Section 4 (a)(I)(D))

Severance benefits - 2 1/2 years of SIP and excess match                  36,535
(Section 4 (a)(I)(E))

Other
(Section 4 (a)(I)(A))                                                     77,884
                                                                       ---------

TOTAL CHANGE IN CONTROL                                                6,607,508

SUPPLEMENTAL RETIREMENT PLAN

Supplemental retirement benefits                                         633,840
(Article I 1.1 (A))
                                                                    ------------

Total financial impact                                                 7,241,348
                                                                    ============

*Calculations are assuming a 9/1/02 retirement date.

** Represents value of lump sum. May elect annuity form of payment.




September 5, 2002



  /s/ David W. Searfoss
-------------------------------------------------
               David W. Searfoss



  /s/ Bonnie Malley      /s/ Tracy L. Rich
-------------------------------------------------
           The Phoenix Companies, Inc.